Exhibit 99.1
Qualys Announces First Quarter 2024 Financial Results
Revenue Growth of 12% Year-Over-Year
GAAP EPS: $1.05; Non-GAAP EPS: $1.45
Raises 2024 GAAP EPS Guidance to $3.26-$3.50
Raises 2024 Non-GAAP EPS Guidance to $5.06-$5.30
FOSTER CITY, Calif., – May 7, 2024 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the first quarter ended March 31, 2024. For the quarter, the Company reported revenues of $145.8 million, net income under United States Generally Accepted Accounting Principles (“U.S. GAAP”) of $39.7 million, non-GAAP net income of $54.7 million, Adjusted EBITDA of $69.0 million, GAAP net income per diluted share of $1.05, and non-GAAP net income per diluted share of $1.45.

“We delivered another quarter of healthy revenue growth and strong profitability,” said Sumedh Thakar, president and CEO of Qualys. “By leveraging the advanced automation in the Qualys Enterprise TruRisk Platform, we offer customers and partners a highly differentiated and natively integrated solution to holistically measure, communicate, and ultimately work to eliminate cyber risk. Our continuous innovation to further strengthen our platform and TruRisk capabilities across on-prem, cloud, and multi-cloud environments enables a solution for modern security challenges at scale, further extends our leadership, and we believe strategically positions Qualys as the foundational risk management platform for the future and durable long-term growth.”
First Quarter 2024 Financial Highlights
Revenues: Revenues for the first quarter of 2024 increased by 12% to $145.8 million compared to $130.7 million for the same quarter in 2023.
Gross Profit: GAAP gross profit for the first quarter of 2024 increased by 14% to $118.6 million compared to $103.7 million for the same quarter in 2023. GAAP gross margin was 81% for the first quarter of 2024 compared to 79% for the same quarter in 2023. Non-GAAP gross profit for the first quarter of 2024 increased by 14% to $121.4 million compared to $106.1 million for the same quarter in 2023. Non-GAAP gross margin was 83% for the first quarter of 2024 compared to 81% for the same quarter in 2023.
Operating Income: GAAP operating income for the first quarter of 2024 increased by 27% to $44.8 million compared to $35.2 million for the same quarter in 2023. As a percentage of revenues, GAAP operating income was 31% for the first quarter of 2024 compared to 27% for the same quarter in 2023. Non-GAAP operating income for the first quarter of 2024 increased by 24% to $64.6 million compared to $52.0 million for the same quarter in 2023. As a percentage of revenues, non-GAAP operating income was 44% for the first quarter of 2024 compared to 40% for the same quarter in 2023.
Net Income: GAAP net income for the first quarter of 2024 increased by 37% to $39.7 million, or $1.05 per diluted share, compared to $29.1 million, or $0.77 per diluted share, for the same quarter in 2023. As a percentage of revenues, GAAP net income was 27% for the first quarter of 2024 compared to 22% for the same quarter in 2023. Non-GAAP net income for the first quarter of 2024 was $54.7 million, or $1.45 per diluted share, compared to $41.2 million, or $1.09 per diluted share, for the same quarter in 2023. As a percentage of revenues, non-GAAP net income was 38% for the first quarter of 2024 compared to 32% for the same quarter in 2023.
Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the first quarter of 2024 increased by 18% to $69.0 million compared to $58.7 million for the same quarter in 2023. As a percentage of revenues, Adjusted EBITDA was 47% for the first quarter of 2024 compared to 45% for the same quarter in 2023.

Operating Cash Flow: Operating cash flow for the first quarter of 2024 increased by 28% to $85.5 million compared to $66.8 million for the same quarter in 2023. As a percentage of revenues, operating cash flow was 59% for the first quarter of 2024 compared to 51% for the same quarter in 2023.
First Quarter 2024 Business Highlights
•Unveiled TotalCloud 2.0 with TruRisk Insights bringing together cloud infrastructure, SaaS apps and externally exposed assets for a unified view of risk across multi-cloud environments.
•Expanded Qualys' partnership with Oracle to include VMDR and TotalCloud, which are both now integrated natively with Oracle Cloud Infrastructure (OCI), and available on the Oracle Cloud Marketplace.
•Orange Cyberdefense expanded its partnership with Qualys to strengthen its managed cybersecurity portfolio and deliver an end-to-end vulnerability intelligence service.
•Qualys' enhanced CyberSecurity Asset Management solution now detects unmanaged and untrusted devices in real time through passive discovery functionality within the Qualys Cloud Agent. This enhancement reinforces the solutions leadership in internal and external attack surface management.
•Qualys VMDR and TotalCloud were named finalists for the SC Awards Europe in categories of Best Vulnerability Management and Best Cloud Security solutions, highlighting their excellence and contributions to shaping the future of technology and cybersecurity in the UK and Europe.
Financial Performance Outlook
Based on information as of today, May 7, 2024, Qualys is issuing the following financial guidance for the second quarter and full year fiscal 2024. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the sections entitled “Legal Notice Regarding Forward-Looking Statements” and “Non-GAAP Financial Measures” below.
Second Quarter 2024 Guidance: Management expects revenues for the second quarter of 2024 to be in the range of $147.5 million to $149.5 million, representing 8% to 9% growth over the same quarter in 2023. GAAP net income per diluted share is expected to be in the range of $0.82 to $0.90, which assumes an effective income tax rate of 22%. Non-GAAP net income per diluted share is expected to be in the range of $1.27 to $1.35, which assumes a non-GAAP effective income tax rate of 21%. Second quarter 2024 net income per diluted share estimates are based on approximately 37.7 million weighted average diluted shares outstanding for the quarter.
Full Year 2024 Guidance: Management now expects revenues for the full year of 2024 to be in the range of $601.5 million to $608.5 million, representing 8% to 10% growth over 2023. This compares to the previous guidance range of $600.0 million to $610.0 million. GAAP net income per diluted share is expected to be in the range of $3.26 to $3.50, up from the previous guidance range of $3.11 to $3.43. This assumes an effective income tax rate of 22%. Non-GAAP net income per diluted share is expected to be in the range of $5.06 to $5.30, up from the previous guidance range of $4.95 to $5.27. This assumes a non-GAAP effective income tax rate of 21%. Full year 2024 net income per diluted share estimates are based on approximately 37.7 million weighted average diluted shares outstanding.
Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the second quarter and full year 2024 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the second quarter and full year 2024. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.
Investor Conference Call
Qualys will host a conference call and live webcast to discuss its first quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Tuesday, May 7, 2024. To access the conference call by phone, please register here. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact
Blair King
Vice President, Investor Relations and Corporate Development
(650) 538-2088
ir@qualys.com
About Qualys
Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.
The Qualys Enterprise TruRisk Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.
Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: the benefits of our existing, new and upcoming products, features, integrations, acquisitions, collaborations and joint solutions, and their impact upon our long-term growth; our ability to advance our value proposition and competitive differentiation in the market; our ability to address demand trends; our ability to maintain and strengthen our category leadership; our ability to solve modern security challenges at scale; our strategies and ability to achieve and maintain durable profitable growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the second quarter and full year 2024; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the second quarter and full year 2024. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; general market, political, economic and business conditions in the United States as well as globally; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; and any unanticipated accounting charges. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment, net of proceeds from disposal).
In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, non-recurring items and for non-GAAP net income, certain tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.
Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.
Although Qualys does not focus on or use quarterly billings in managing or monitoring the performance of its business, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) for the convenience of investors and analysts in building their own financial models.
In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include adjustments for non-recurring income tax items and certain tax effects of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 21% in 2024 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues	$145,805	$130,683
Cost of revenues (1)	27,198	26,954
Gross profit	118,607	103,729
Operating expenses:
Research and development (1)	27,530	27,795
Sales and marketing (1)	29,408	25,628
General and administrative (1)	16,908	15,128
Total operating expenses	73,846	68,551
Income from operations	44,761	35,178
Other income (expense), net:
Interest income	6,123	2,397
Other expense, net	(1,399)	(216)
Total other income, net	4,724	2,181
Income before income taxes	49,485	37,359
Income tax provision	9,754	8,254
Net income	$39,731	$29,105
Net income per share:
Basic	$1.08	$0.79
Diluted	$1.05	$0.77
Weighted average shares used in computing net income per share:
Basic	36,955	37,068
Diluted	37,723	37,669
(1) Includes stock-based compensation as follows:
Cost of revenues	$2,020	$1,592
Research and development	5,303	4,960
Sales and marketing	3,739	2,454
General and administrative	7,969	7,027
Total stock-based compensation, net of amounts capitalized	$19,031	$16,033

Qualys, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$273,783	$203,665
Restricted cash	—	1,500
Short-term marketable securities	179,887	221,893
Accounts receivable, net	115,629	146,226
Prepaid expenses and other current assets	36,112	26,714
Total current assets	605,411	599,998
Long-term marketable securities	89,693	56,644
Property and equipment, net	30,191	32,599
Operating leases - right of use asset	31,371	22,391
Deferred tax assets, net	66,565	62,761
Intangible assets, net	8,943	9,715
Goodwill	7,447	7,447
Noncurrent restricted cash	1,200	1,200
Other noncurrent assets	20,961	19,863
Total assets	$861,782	$812,618
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$645	$988
Accrued liabilities	48,246	43,096
Deferred revenues, current	332,128	333,267
Operating lease liabilities, current	10,046	11,857
Total current liabilities	391,065	389,208
Deferred revenues, noncurrent	31,311	31,671
Operating lease liabilities, noncurrent	27,784	16,885
Other noncurrent liabilities	7,420	6,680
Total liabilities	457,580	444,444
Stockholders’ equity:
Common stock	37	37
Additional paid-in capital	610,923	597,921
Accumulated other comprehensive loss	(1,007)	(1,704)
Accumulated deficit	(205,751)	(228,080)
Total stockholders’ equity	404,202	368,174
Total liabilities and stockholders’ equity	$861,782	$812,618

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flow from operating activities:
Net income	$39,731	$29,105
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	5,239	7,444
Provision for credit losses	193	119
Stock-based compensation, net of amounts capitalized	19,031	16,033
Accretion of discount on marketable securities, net	(1,915)	(259)
Deferred income taxes	(4,111)	(4,241)
Changes in operating assets and liabilities:
Accounts receivable	30,404	19,890
Prepaid expenses and other assets	(10,126)	(1,289)
Accounts payable	(335)	(1,215)
Accrued liabilities and other noncurrent liabilities	8,892	(2)
Deferred revenues	(1,498)	1,228
Net cash provided by operating activities	85,505	66,813
Cash flow from investing activities:
Purchases of marketable securities	(61,340)	(46,010)
Sales and maturities of marketable securities	71,463	69,709
Purchases of property and equipment	(2,051)	(4,037)
Net cash provided by investing activities	8,072	19,662
Cash flow from financing activities:
Repurchase of common stock	(18,029)	(66,551)
Proceeds from exercise of stock options	2,770	2,328
Payments for taxes related to net share settlement of equity awards	(11,808)	(5,105)
Proceeds from issuance of common stock through employee stock purchase plan	3,608	2,988
Payment of acquisition-related holdback	(1,500)	—
Net cash used in financing activities	(24,959)	(66,340)
Net increase in cash, cash equivalents and restricted cash	68,618	20,135
Cash, cash equivalents and restricted cash at beginning of period	206,365	176,419
Cash, cash equivalents and restricted cash at end of period	$274,983	$196,554

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
ADJUSTED EBITDA
(unaudited)
(in thousands, except percentages)

	Three Months Ended March 31,
	2024	2023
Net income	$39,731	$29,105
Net income as a percentage of revenues	27%	22%
Depreciation and amortization of property and equipment	4,467	6,672
Amortization of intangible assets	772	772
Income tax provision	9,754	8,254
Stock-based compensation	19,031	16,033
Total other income, net	(4,724)	(2,181)
Adjusted EBITDA	$69,031	$58,655
Adjusted EBITDA as a percentage of revenues	47%	45%

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
GAAP Cost of revenues	$27,198	$26,954
Less: Stock-based compensation	(2,020)	(1,592)
Less: Amortization of intangible assets	(747)	(747)
Non-GAAP Cost of revenues	$24,431	$24,615
GAAP Gross profit	$118,607	$103,729
Plus: Stock-based compensation	2,020	1,592
Plus: Amortization of intangible assets	747	747
Non-GAAP Gross Profit	$121,374	$106,068
GAAP Research and development	$27,530	$27,795
Less: Stock-based compensation	(5,303)	(4,960)
Less: Amortization of intangible assets	(25)	(25)
Non-GAAP Research and development	$22,202	$22,810
GAAP Sales and marketing	$29,408	$25,628
Less: Stock-based compensation	(3,739)	(2,454)
Non-GAAP Sales and marketing	$25,669	$23,174
GAAP General and administrative	$16,908	$15,128
Less: Stock-based compensation	(7,969)	(7,027)
Non-GAAP General and administrative	$8,939	$8,101
GAAP Operating expenses	$73,846	$68,551
Less: Stock-based compensation	(17,011)	(14,441)
Less: Amortization of intangible assets	(25)	(25)
Non-GAAP Operating expenses	$56,810	$54,085
GAAP Income from operations	$44,761	$35,178
Plus: Stock-based compensation	19,031	16,033
Plus: Amortization of intangible assets	772	772
Non-GAAP Income from operations	$64,564	$51,983
GAAP Net income	$39,731	$29,105
Plus: Stock-based compensation	19,031	16,033
Plus: Amortization of intangible assets	772	772
Less: Tax adjustment	(4,796)	(4,736)
Non-GAAP Net income	$54,738	$41,174
GAAP Net income per share:
Basic	$1.08	$0.79
Diluted	$1.05	$0.77
Non-GAAP Net income per share:
Basic	$1.48	$1.11
Diluted	$1.45	$1.09
Weighted average shares used in GAAP and non-GAAP net income per share:
Basic	36,955	37,068
Diluted	37,723	37,669

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
FREE CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
GAAP Cash flows provided by operating activities	$85,505	$66,813
Less:
Purchases of property and equipment, net of proceeds from disposal	(2,051)	(4,037)
Non-GAAP Free cash flows	$83,454	$62,776

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
CALCULATED CURRENT BILLINGS
(unaudited)
(in thousands, except percentages)

	Three Months Ended March 31,
	2024	2023
GAAP Revenue	$145,805	$130,683
GAAP Revenue growth compared to same quarter of prior year	12%	15%
Plus: Current deferred revenue at March 31	332,128	296,516
Less: Current deferred revenue at December 31	(333,267)	(293,728)
Non-GAAP Calculated current billings	$144,666	$133,471
Calculated current billings growth compared to same quarter of prior year	8%	9%